Exhibit 99.1

TopBuild Announces Pricing of its Senior Notes Offering in Connection with Previously Announced Acquisition of Distribution International

DAYTONA BEACH, FL – September 28, 2021 — TopBuild Corp. (NYSE:BLD) (“TopBuild” or the “Company”) a leading installer and distributor of insulation and building material products in the United States, today announced the pricing of its previously announced private offering of $500.0 million aggregate principal amount of senior notes due 2032 (the “notes”) to be 4.125%.  TopBuild intends to use the net proceeds from the sale of the 4.125% notes, together with borrowings under a new term loan and cash on hand, to fund the purchase price payable in connection with the consummation of its previously announced acquisition (the “Acquisition”) of Distribution International, Inc. (“DI”), including the payment of related fees and expenses.

The closing of the 4.125% notes offering is expected to occur prior to, and is not conditioned upon, the consummation of the Acquisition. However, the notes will be subject to a “special mandatory redemption” in the event that (i) the Acquisition is not consummated on or prior to August 7, 2022 or (ii) prior to August 7, 2022, the merger agreement is terminated, other than in connection with the consummation of the Acquisition, and is not otherwise amended or replaced. TopBuild expects the offering to close on October 14, 2021, subject to customary closing conditions.

The notes will be guaranteed, on an unsecured senior basis, by all of TopBuild’s subsidiaries, including DI and its affiliates that are required to become guarantors under the Company’s credit agreement by its terms upon consummation of the Acquisition.

The notes offering is subject to market and other conditions, and there is no assurance that the offering will be completed or, if completed, as to the terms on which it will be completed.

The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.  This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “might,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” “anticipates,” “appears,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s actual results may differ materially from the results discussed in its forward-looking statements.  The Company cautions against relying on any of these forward-looking statements.  The Company’s future performance may be affected by the duration and impact of the novel coronavirus ("COVID-19") pandemic on the U.S. economy, specifically with respect to residential and commercial construction; the Company’s ability to continue operations in markets affected by the COVID-19 pandemic, and the Company’s ability to collect its receivables from its customers; the Company’s reliance on residential new construction, residential repair/remodel, and commercial construction; the Company’s reliance on third-party suppliers and manufacturers; the Company’s ability to attract, develop, and retain talented personnel and the Company’s sales and labor force; the Company’s ability to maintain consistent practices across the Company’s locations; the Company’s ability to maintain the Company’s competitive position; the Company’s ability to realize the expected benefits of the Company’s acquisitions, including the Company’s pending Acquisition; the Company’s ability to consummate the Acquisition, including satisfying closing conditions; the Company’s ability to achieve the strategic and other objectives relating to the Acquisition, including achieving any expected cost synergies, within the expected time frame or at all; and the Company’s ability to successfully integrate DI if the Acquisition is completed.  The Company discusses many of the risks it faces under the caption entitled “Risk Factors” in the offering memorandum for this offering and in the Company’s Form 10-K for the year ended December 31, 2020 filed with the SEC and incorporated by reference into the offering memorandum. The Company’s forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause the Company’s actual results to differ materially may emerge from time to time, and it is not possible for the Company to predict all of them.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801